UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

ROSETTA RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

000-51801	43-2083519
(Commission File Number)	(IRS Employer Identification No.)

717 Texas, Suite 2800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 335-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The registrant has filed on October 2, 2006, a free writing prospectus ("FWP") for a presentation that will be given on Thursday, October 5, 2006, at the 2006 OGIS West Conference in San Francisco, California. In the FWP, the registrant presents its current 2006 goals for production, capital expenditures, and cost and expenses. Specifically, the registrant reaffirms its 2006 production goal of an average of 105 MMcfe/day (including non-consent properties of 4 MMcfe/day) and a slight change in capital expenditures of $190 million for 2006. Additionally, the registrant presented its estimated costs per mcfe at $2.54, which cost includes direct LOE, ad-valorem taxes, workover costs, insurance costs, and lifting expenses.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1  The Registrant includes a copy of the press release dated October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rosetta Resources Inc.

Dated: October 3, 2006

By: /s/ Michael J. Rosinski
Michael J. Rosinski
Chief Financial Officer

Exhibit Index

                                                                                     Exhibit No.                         Description
                                                                         99.1                                                                             Press Release of Rosetta Resources Inc. dated October 3, 2006